                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                             THE COBALT GROUP, INC.
         -------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11:*
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                             THE COBALT GROUP, INC.

                                ----------------

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 23, 2000

                            ------------------------

Dear Shareholder:

    The Annual Meeting of Shareholders of The Cobalt Group, Inc. ("Cobalt" or, the "Company") will be held at the Company's offices located at 2200 First Avenue South in Seattle, Washington on May 23, 2000, at 9:00 a.m. for the following purposes:

    1. To elect two Class 1 directors to serve for the ensuing one year and until their respective successors are duly elected, to elect three
       Class 2 directors to serve for the ensuing two years and until their respective successors are duly elected, and to elect two Class 3 directors to serve for the ensuing three years and until their respective successors are duly elected;

    2. To approve an amendment to the Company's 1995 Stock Option Plan (i) to increase the number of shares of common stock reserved for issuance thereunder by 860,000 shares, and (ii) to annually increase the number of shares reserved for issuance thereunder on the first day of the Company's fiscal year beginning in 2001 by an amount equal to the lesser of
       (a) 860,000 shares, (b) five percent (5%) of the Company's outstanding shares at the end of the Company's preceding fiscal year, or (c) a lesser amount determined by the Board;

    3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2000; and

    4.  To conduct any other business that may properly come before the meeting.

If you were a shareholder of record on April 7, 2000, you will be entitled to vote on these matters. A list of shareholders as of the record date will be available for shareholder inspection at the headquarters of the Company, 2200 First Avenue South, Seattle, Washington during ordinary business hours from May 13 to the date of our Annual Meeting. The list also will be available for inspection at the Annual Meeting.

    At the meeting, you will have an opportunity to ask questions about the Company and its operations. Regardless of the number of shares you own, your vote is important. Please sign, date and return the proxy card in the enclosed envelope at your earliest convenience.

    Details of the business to be conducted at the meeting are more fully described in the accompanying Proxy Statement.

    We look forward to seeing you. Thank you for your ongoing support of and interest in The Cobalt Group, Inc.

                                          SINCERELY,

                                          [SIG]

                                          John W.P. Holt
                                          PRESIDENT & CHIEF EXECUTIVE OFFICER

April 20, 2000
Seattle, Washington

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING.............      1

INFORMATION ABOUT THE COBALT GROUP, INC. COMMON STOCK
  OWNERSHIP.................................................      4

INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS
The Board of Directors......................................      6
The Committees of the Board.................................      6
How We Compensate Directors.................................      6
The Executive Officers......................................      6
How We Compensate Executive Officers........................      7
Report on Executive Compensation for 1999...................      9
Stock Performance Graph.....................................     11
Certain Relationships and Related Transactions..............     11

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD
Proposal 1:  Election of Directors..........................     12
Proposal 2:  Amendment of the Company's 1995 Stock Option
  Plan......................................................     14
Proposal 3:  Ratification of Independent Accountants........     17
Other Business..............................................     17
Incorporation by Reference..................................     17

INFORMATION ABOUT SHAREHOLDER PROPOSALS AND
  ADDITIONAL INFORMATION
Shareholder Proposals.......................................     18
Additional Information......................................     18

                                   IMPORTANT

    Whether or not you expect to attend the Annual Meeting in person, we urge you to sign, date, and return the enclosed proxy card at your earliest convenience. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the proxy card will save the Company the expense and extra work of additional solicitation. Sending in your proxy card will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

                             THE COBALT GROUP, INC.
                            2200 FIRST AVENUE SOUTH
                           SEATTLE, WASHINGTON 98134

                            ------------------------

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS

                                  MAY 23, 2000

                            ------------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q: WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this Proxy Statement and the enclosed proxy card because Cobalt's
   Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Shareholders.

    This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign and return the enclosed proxy card.

    On April 7, 2000, our "record date" for determining shareholders entitled to vote at the Annual Meeting, there were 17,213,492 shares of our common stock outstanding. If you owned shares of our common stock at the close of business on the record date, you are entitled to vote the shares that you owned as of that date. We mailed this Proxy Statement to all shareholders entitled to vote their shares at the Annual Meeting on or about April 20, 2000.

Q: HOW MANY VOTES DO I HAVE?

A: You have one vote for each share of Cobalt common stock that you owned on the record date. The proxy card will indicate the number of shares.

Q: HOW DO I VOTE BY PROXY?

A: If you properly fill in your proxy card and deliver it to us by the time of the Annual Meeting on May 23, 2000, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

    - "FOR" electing all seven nominees for director;

    - "FOR" amending the Company's 1995 Stock Option Plan to increase the number of shares reserved under the plan; and

    - "FOR" ratifying PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2000.

    If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Q: MAY MY BROKER VOTE FOR ME?

A: Under the rules of the National Association of Securities Dealers, if your broker holds your shares in its "street" name, the broker may vote your shares on routine matters even if it does not receive instructions from you.

Q: MAY I REVOKE MY PROXY?

A: Yes. You may change your mind after you send in your proxy card by following these procedures. To revoke your proxy:

    1.  Send in another signed proxy with a later date;

    2. Send a letter revoking your proxy to The Cobalt Group, Inc.'s Secretary at the Company's offices in Seattle, Washington; or

    3.  Attend the Annual Meeting and vote in person.

Q: WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, or (2) the broker lacks discretionary voting power to vote such shares.

Q: WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

A: Abstentions and broker non-votes will have no effect on the election of directors, the amendment of the Company's 1995 Stock Option Plan or the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000.

Q: HOW DO I VOTE IN PERSON?

A: If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from that broker, bank or nominee. The account statement or letter must show that you were the direct or indirect (beneficial) owner of the shares on April 7, 2000, the record date for voting.

Q: WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A: The seven nominees for director who receive the most votes will be elected.
   So, if you do not vote for a nominee, or you indicate "withhold authority to vote" for a nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

    A majority of the shares of Cobalt common stock voting at the Annual Meeting is required to amend the Company's 1995 Stock Option Plan. So, if you do not vote, or abstain from voting, it has no effect on this vote.

    A majority of the shares of Cobalt common stock voting at the Annual Meeting is required to ratify PricewaterhouseCoopers LLP as our accountants for fiscal year 2000. So, if you do not vote, or if you abstain from voting, it has no effect on this vote.

Q: IS VOTING CONFIDENTIAL?

A: We keep all the proxies, ballots and voting tabulations private as a matter of practice. We only let our Inspector of Election examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will forward to management, however, any written comments that you make on the proxy card or elsewhere.

Q: WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

A: Cobalt will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our officers and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q: WHO SHOULD I CALL IF I HAVE ANY QUESTIONS?

A: If you have any questions about the Annual Meeting or voting, or your ownership of The Cobalt Group, Inc. common stock, please send e-mail to investor_relations@cobaltgroup.com or call David M. Douglass, our Secretary, at (206) 269-6363 x 701.

        INFORMATION ABOUT THE COBALT GROUP, INC. COMMON STOCK OWNERSHIP

Q: HOW MUCH STOCK IS OWNED BY 5% SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS?

A: The following table shows as of March 17, 2000, to the best of the Company's knowledge, the number of shares of Cobalt common stock beneficially owned by all persons we know to be beneficial owners of at least 5% of Cobalt's common stock, Cobalt's directors, the executive officers named in the Summary Compensation Table on page 7 of this Proxy Statement and all current directors and executive officers as a group.

                                                                 NUMBER      PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          OF SHARES(1)   COMMON STOCK
------------------------------------                          ------------   -------------
Warburg, Pincus Equity Partners, L.P.(2) ...................     7,764,195        45.2%
  466 Lexington Avenue
  New York, NY 10017
Entities affiliated with First Analysis Corporation(3) .....     1,205,504         7.0%
  The Sears Tower, Suite 9500
  233 South Wacker Drive
  Chicago, IL 60606
Joseph P. Landy(2)(4) ......................................     7,777,361        45.2%
Mark T. Koulogeorge(3)(5) ..................................     1,356,444         7.9%
Geoffrey T. Barker(6) ......................................       766,155         4.4%
John W.P. Holt(7) ..........................................       656,966         3.8%
Howard A. Tullman(8) .......................................        47,249           *
Ernest H. Pomerantz(2)(9) ..................................        13,166           *
J.D. Power, III(10) ........................................        13,000           *
Rajan Krishnamurty(11) .....................................        35,857           *
David M. Douglass(12) ......................................        44,791           *
Diane R. Wetherington(13) ..................................        50,354           *
Kenneth D. Pfau(14) ........................................        60,580           *
All directors and executive officers as a group
  (17 people)(15) ..........................................    10,968,947        62.0%

------------------------

   * Less than 1% of the outstanding shares of common stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or convertible or may be exercised or converted within sixty days are deemed to be outstanding and to be beneficially owned by the person holding these options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of the person or entity holding these securities, but are not outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentage of beneficial ownership is based on 17,180,929 shares of common stock outstanding as of March 17, 2000.

 (2) The sole general partner of Warburg, Pincus Equity Partners, L.P., or WPEP, is Warburg, Pincus & Co., or WP. E.M. Warburg, Pincus & Co., LLC, or EMWP, manages WPEP. Mr. Landy is a Managing Director of EMWP and may be deemed to control WPEP.

 (3) Includes 507,580 shares held by The Productivity Fund III, L.P. and 697,924 shares held by Environmental Private Equity Fund II, L.P. Mr. Koulogeorge is a member of the limited liability company that is the general partner of The Productivity Fund III, L.P. and an executive officer of First Analysis Corporation, a general partner of the limited partnership that controls Environmental Private Equity Fund II, L.P. Accordingly, Mr. Koulogeorge may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by The Productivity Fund III, L.P. and Environmental Private Equity
     Fund II, L.P. Mr. Koulogeorge disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (4) Includes 13,166 shares Mr. Landy has the right to acquire pursuant to options exercisable within 60 days of April 30, 2000.

 (5) Includes 8,166 shares Mr. Koulogeorge has the right to acquire pursuant to options exercisable within 60 days of April 30, 2000.

 (6) Includes 40,000 shares held in trust for Mr. Barker's heirs and 128,748 shares Mr. Barker has the right to acquire pursuant to options exercisable within 60 days of April 30, 2000.

 (7) Includes 104,166 shares Mr. Holt has the right to acquire pursuant to options exercisable within 60 days of April 30, 2000.

 (8) Includes 2,000 shares held in trust for Mr. Tullman's heirs and 11,249 shares Mr. Tullman has the right to acquire pursuant to options exercisable within 60 days of April 30, 2000.

 (9) Includes 13,166 shares Mr. Pomerantz has the right to acquire pursuant to options exercisable within 60 days of April 30, 2000.

 (10) Includes 12,000 shares Mr. Power has the right to acquire pursuant to options exercisable within 60 days of April 30, 2000.

 (11) Includes 35,416 shares Mr. Krishnamurty has the right to acquire pursuant to options exercisable within 60 days of April, 30, 2000.

 (12) Includes 44,791 shares Mr. Douglass has the right to acquire pursuant to options exercisable within 60 days of April, 30, 2000.

 (13) Includes 10,417 shares Ms. Wetherington has the right to acquire pursuant to options exercisable within 60 days of April 30, 2000.

 (14) Includes 33,484 shares Mr. Pfau has the right to acquire pursuant to options exercisable within 60 days of April 30, 2000.

 (15) Includes an aggregate of 512,772 shares that the directors and officers as a group have a right to acquire pursuant to options exercisable within 60 days of April 30, 2000.

Q: DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% SHAREHOLDERS COMPLY
   WITH THE BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 IN 1999?

A: Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and greater-than-10% shareholders file reports with the SEC relating to their initial beneficial ownership of Cobalt's securities and any subsequent changes. They must also provide us with copies of the reports.

    Based on copies of reports furnished to us, all of these reporting persons complied with their filing requirements for 1999, with the exception of Messrs. Tullman, Koulogeorge, Landy and Pomerantz. Each of the foregoing individuals failed to timely file one report disclosing one stock option grant in December 1999.

             INFORMATION ABOUT OUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

    The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with our chief executive officer, other key executives and our principal advisers by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in capacity of director.

    The Board met 14 times during 1999. Each of the directors attended at least 75% of the meetings of the Board and committees on which they serve. The Board also approved certain actions by unanimous written consent.

THE COMMITTEES OF THE BOARD

    The Board has an Audit Committee and a Compensation Committee. There is no standing nominating or other committee that recommends qualified candidates to the Board for election as directors. The entire Board performs these duties.

    THE AUDIT COMMITTEE. The Audit Committee reviews our accounting practices, internal accounting controls, and interim and annual financial results, and oversees the engagement and independence of the Company's independent accountants.

    Messrs. Koulogeorge, Pomerantz and Tullman currently serve on the Audit Committee, with Mr. Pomerantz serving as Chairman. The Audit Committee met once during 1999.

    THE COMPENSATION COMMITTEE. The Compensation Committee makes recommendations to the Board regarding salaries, incentives, and other forms of compensation for our directors, officers, and other key employees, and administers policies relating to compensation and benefits. The Compensation Committee's Report on Executive Compensation for 1999 is set forth below beginning on page 9.

    Messrs. Landy and Tullman currently serve as members of the Compensation Committee, with Mr. Tullman serving as Chairman. The Compensation Committee met twice during 1999.

HOW WE COMPENSATE DIRECTORS

    Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for travel expenses incurred in connection with attendance at Board and committee meetings. Our bylaws authorize the Board of Directors to fix director compensation, and we may compensate non-employee directors in the future for their attendance at Board and committee meetings. Non-employee directors receive an initial grant of non-qualified options to acquire 12,000 shares of common stock vesting at a rate of 1,000 shares per month. Thereafter, non-employee directors receive additional grants of 2,000 options on the anniversary date of commencement of Board service. As Chairman of the Board of Directors, Howard A. Tullman received an additional grant of 10,000 shares of common stock, vesting at a rate of 833 shares per month.

THE EXECUTIVE OFFICERS

    Executive officers are elected by our Board of Directors and hold office until their respective successors are elected and duly qualified.

HOW WE COMPENSATE EXECUTIVE OFFICERS

    The following table sets forth the compensation we paid to our Co-Chief Executive Officers and all other executive officers of the Company receiving compensation in excess of $100,000 for the fiscal year ended December 31, 1999 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                   ANNUAL COMPENSATION      COMPENSATION
                                                   -------------------   ------------------
NAME AND                                                                     SECURITIES        ALL OTHER
PRINCIPAL POSITIONS                                 SALARY     BONUS     UNDERLYING OPTIONS   COMPENSATION
-------------------                                --------   --------   ------------------   ------------
John W.P. Holt .......................    1999     $145,833   $10,000          100,000                --
  Co-Chief Executive Officer              1998     $127,083
Geoffrey T. Barker(1) ................    1999     $145,833   $10,000          100,000(1)             --
  Co-Chief Executive Officer              1998     $127,083
Rajan Krishnamurty ...................    1999     $135,000   $42,057          100,000                --
  Vice President, Development
David M. Douglass ....................    1999     $123,750   $ 4,200           25,000                --
  Vice President, Operations and Chief
  Financial Officer
Diane R. Wetherington ................    1999     $121,517   $ 5,000           25,000                --
  Vice President, Marketing(2)
Kenneth D. Pfau ......................    1999     $ 90,000   $10,000               --           $33,178
  Vice President, Strategic               1998     $ 43,333   $ 2,000           40,000           $62,374
  Initiatives(3)

------------------------

(1) Mr. Barker resigned as Co-Chief Executive Officer in January 2000. Effective with Mr. Barker's resignation, options to purchase 50,000 shares of our common stock were cancelled.

(2) Ms. Wetherington resigned as Vice President, Marketing effective March 2000.

(3) Other compensation represents sales commissions for Mr. Pfau.

OPTION GRANTS IN 1999

    The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended
December 31, 1999.

                                                                                      POTENTIAL REALIZABLE VALUE
                                              PERCENT OF                               AT ASSUMED ANNUAL RATES
                              NUMBER OF      TOTAL OPTIONS                           OF STOCK PRICE APPRECIATION
                             SECURITIES       GRANTED TO     EXERCISE                      FOR OPTION TERM
                             UNDERLYING        EMPLOYEES      PRICE     EXPIRATION   ----------------------------
NAME                       OPTIONS GRANTED      IN 1999       ($/SH)       DATE          5%               10%
----                       ---------------   -------------   --------   ----------   -----------      -----------
John W.P. Holt...........      100,000            6.7%        $1.85       4/14/09     $116,346         $294,842
Geoffrey T. Barker.......      100,000(1)         6.7%        $1.85       4/14/09     $116,346         $294,842
Rajan Krishnamurty.......       80,000            5.3%        $1.85       2/18/09     $ 93,076         $235,874
                                20,000            1.3%        $7.20       5/20/09     $ 90,561         $229,499
David M. Douglass........       25,000            1.7%        $1.85       3/15/09     $ 29,086         $ 73,711
Diane R. Wetherington....       25,000            1.7%        $1.85       3/15/09     $ 29,086         $ 73,711
Kenneth D. Pfau..........           --             --                                       --               --

------------------------

(1) In connection with Mr. Barker's resignation in January 2000, options to purchase 50,000 shares of our common stock were cancelled.

- The options become exercisable at a rate of 25% beginning in the 13th month after the option grant date, with monthly vesting of the remaining 75% in 36 equal increments, and expire ten years from the date of the grant or earlier upon termination of employment.

- Based on an aggregate of 1,496,628 shares subject to options granted to employees and directors of and consultants to Cobalt in the fiscal year ended December 31, 1999.

- Options were granted at an exercise price equal to the fair market value of the common stock as determined by the Board of Directors on the date of the grant.

- The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the ten year option term, no value will be realized from the option grants made to the Named Executive Officers. The potential realizable value is calculated by multiplying the per share fair market value of the common stock on the date of grant by the stated annual appreciation rate compounded annually for the option term, subtracting the exercise price per share from the product, and multiplying the remainder by the number of shares underlying the option granted.

AGGREGATED OPTION VALUES AS OF YEAR-END 1999.

    The following table provides information regarding the aggregate number of options exercised during fiscal 1999 by each of the Named Executive Officers and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1999.

                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                             SHARES                  OPTIONS AT DECEMBER 31, 1999        DECEMBER 31, 1999(1)
                            ACQUIRED      VALUE     -------------------------------   ---------------------------
NAME                       ON EXERCISE   REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -------------   ---------------   -----------   -------------
John W.P. Holt...........    328,060     $572,605        75,000         100,000         $695,625       $752,500
Geoffrey T. Barker.......    375,000     $644,250       102,360         100,000(2)      $949,389       $752,500
Rajan Krishnamurty.......         --           --        20,000          80,000         $150,500       $495,000
David M. Douglass........         --           --        26,562          73,438         $229,097       $605,903
Diane R. Wetherington....         --           --        28,125          71,875         $242,578       $592,422
Kenneth D. Pfau..........     29,994     $ 60,249        24,275          42,731         $214,299       $375,784

------------------------

(1) The value of unexercised in-the-money options is based on the difference between the fair market value of the shares of common stock underlying the options at December 31, 1999 as determined by the Board of Directors and the exercise price of such options.

(2) In connection with Mr. Barker's resignation in January 2000, options to purchase 50,000 shares of our common stock were cancelled.

EMPLOYMENT AGREEMENTS

    In February 1997, the Company entered into confidentiality and noncompetition agreements with Mr. Barker and Mr. Holt. These agreements provide that during and after the term of their employment, Mr. Barker and Mr. Holt will keep confidential all proprietary information of Cobalt and that any inventions, designs or otherwise copyrightable work produced by Mr. Barker or Mr. Holt during their employment shall be the exclusive property of Cobalt. In addition, Mr. Barker and Mr. Holt agreed that, for a period of three years following the termination of their employment, they would not participate in any business that sold competing services or products to clients that had purchased similar services or products from Cobalt within the preceding three years and would not solicit employees, customers or other business relations of the Company. Following his resignation as Co-Chief Executive Officer of the Company in January 2000, Mr. Barker continues to be employed by Cobalt but does not serve as an officer of the Company.

CERTAIN TAX CONSIDERATION RELATED TO EXECUTIVE COMPENSATION

    As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, in the event that compensation paid by the Company to a "covered employee" (the Co-Chief Executive Officers and the next four highest paid employees) in a year were to exceed an aggregate of $1,000,000, the Company's deduction for such compensation could be limited to $1,000,000.

REPORT ON EXECUTIVE COMPENSATION FOR 1999 BY THE COMPENSATION COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

    The Compensation Committee of the Board of Directors is comprised of two outside directors. The Compensation Committee is responsible for evaluating compensation levels and compensation programs for executives and for making recommendations to the Board regarding appropriate compensation awards for executive management.

    The executive compensation program of the Company is designed to attract, retain and motivate executive officers capable of leading the Company to meet its business objectives, to enhance long term shareholder value and to reward executive management based on contributions to both the short and long term success of the Company. The Compensation Committee's philosophy is for the Company to use compensation policies and programs that align the interests of executive management with those of the shareholders and to provide compensation programs that incentivize and reward both the short and long term performance of the executive officers based on the success of the Company in meeting its business objectives.

EXECUTIVE COMPENSATION COMPONENTS

    BASE SALARY. Recommendations for base salaries for executive officers are made at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers based on the stage of development of the Company and the market practices of other companies. A change in base salary of an executive officer is based on an evaluation of the performance of the executive, prevailing market practices, and the performance of the Company as a whole. In determining recommended base salaries, the Compensation Committee not only considers the short term performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership in the development of the Company.

    INCENTIVE BONUS. The Compensation Committee believes that a portion of the total cash compensation for executive officers should be based on the Company's success in meeting its short term performance objectives and contributions by the executive officers that enable the Company to meet its long term objectives, and has structured the executive compensation program to reflect this philosophy. This approach creates a direct incentive for executive officers to achieve desired short term corporate goals that also further the long term objectives of the Company, and places a portion of each executive officer's annual compensation at risk.

    STOCK OPTIONS. The Compensation Committee believes that equity participation is a key component of the Company's executive compensation program. Stock options are awarded by the Board of Directors to executive officers primarily based on potential contributions to the Company's growth and development and marketplace practices. These awards are designed to retain executive officers and to motivate them to enhance shareholder value by aligning the financial interests of executive officers with those of shareholders. Stock options provide an effective incentive for management to create shareholder value over the long term because the full benefits of the option grants cannot be realized unless an appreciation in the price of the Company's common stock occurs over a number of years.

COMPENSATION OF CO-CHIEF EXECUTIVE OFFICERS

    From the January 1, 1999 to March 1, 1999, each of John W.P. Holt and Geoffrey T. Barker, the Company's Co-Chief Executive Officers, received salaries of $125,000 annually. In March 1999 Messrs. Holt and Barker received increases in annual salary to $150,000. In addition, each of Mr. Holt and Mr. Barker received grants of options to purchase 100,000 shares of the Company's common stock in April 1999. Mr. Holt's and Mr. Barker's annual salaries and stock option grants were approved by the Board of Directors by considering several factors including the attainment of corporate revenue and operating results goals, the Company's progress in growing its client base and in new product development and the contribution of the Co-Chief Executive Officers to the Company's strategic focus and market position. No set formula was used for this determination, and no particular function was weighted greater or lesser than the other.

COMPENSATION COMMITTEE

Howard A. Tullman
Joseph P. Landy

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on an initial $100 investment in our common stock since August 5, 1999, the date our common stock began trading on the Nasdaq Stock Market, to two indices: the Nasdaq Stock Market Index and the Nasdaq Computer & Data Processing Services Stocks ("Nasdaq C&DPS"). The Nasdaq C&DPS includes all Nasdaq Stock Market-listed companies with a Standard Industrial Classification Code classification category of 737. The past performance of our common stock is not an indication of future performance. We cannot assure you that the price of our common stock will appreciate at any particular rate or at all in future years.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          THE COBALT GROUP, INC.  NASDAQ INDEX  NASDAQ C&DPS
8/5/99                       100           100           100
8/31/99                      117           106           107
9/30/99                      116           106           112
10/31/99                      74           114           118
11/30/99                      91           126           135
12/31/99                     113           153           183

    This graph is based on the closing price of our common stock on the Nasdaq Stock Market on the first day of trading of $8.3125. The initial price of our common stock in the initial public offering was $11.00.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company is proposing to enter into an equipment financing loan agreement with Charter Financial, Inc., a company in which Warburg, Pincus Investors, L.P., an affiliate of Warburg, Pincus Equity Partners, L.P., owns a 49.9% interest. Under the terms of the proposed loan agreement, Cobalt would borrow up to $2.5 million from Charter Financial. The initial amount proposed to be borrowed under the agreement is $1.7 million, payable over three years at an annual interest rate of approximately 13%. Amounts borrowed under the agreement will be secured by the equipment purchased.

    We currently are in negotiations with J.D. Power and Associates regarding a proposed automobile dealer training program that would be jointly developed by J.D. Power and Associates and us. If implemented, the joint arrangement likely would involve an amount in excess of $60,000. J.D. Power and Associates is controlled by J.D. Power, III, a director of Cobalt.

    In August 1996, Cobalt issued 120,000 shares of common stock to each of Mr. Barker and Mr. Holt at a purchase price of $0.60 per share. In satisfaction of the purchase price, Messrs. Barker and Holt each executed promissory notes to Cobalt due in August 2006 in the principal amount of $72,000. The promissory notes bear interest at a rate of 8% per annum. In March 1997, following the sale of Cobalt's Series A Preferred Stock at a per share price of $0.55, Cobalt issued additional shares of common stock to all shareholders who had previously purchased shares at a per share price greater than that paid by the Series A Preferred Stock investors. As a result, Mr. Barker and Mr. Holt each received 9,915 additional shares of common stock to implement this dilution protection. Each respective promissory note is secured by a pledge of the 129,915 shares of common stock issued to Messrs. Barker and Holt, respectively.

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL ONE: ELECTION OF DIRECTORS

    Our Board of Directors currently is comprised of seven members who will be divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

    Two Class 1 directors are to be elected at the Annual Meeting for a one-year term ending in 2001. Three Class 2 directors are to be elected at the Annual Meeting for a two-year term ending in 2002. Two Class 3 directors are to be elected for a three-year term ending in 2003. The Board of Directors has nominated John W.P. Holt and Mark T. Koulogeorge for election as Class 1 directors. The Board of Directors has nominated Geoffrey T. Barker, J.D.
Power, III, and Ernest H. Pomerantz for election as Class 2 directors. The Board of Directors has nominated Joseph P. Landy and Howard A. Tullman for election as Class 3 directors.

    Set forth below are the name, position held, and age of each of the nominees for director of the Company. The principal occupation and recent employment history of each of the nominees are described below and the number of shares of common stock beneficially owned by each nominee as of March 17, 2000, is set forth beginning on page 4.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES NAMED BELOW FOR DIRECTORS OF THE COMPANY.

NAME                           AGE                         POSITION
----                         --------   -----------------------------------------------
John W.P. Holt.............     43      Chief Executive Officer, President and Director

Geoffrey T. Barker.........     38      Director

Mark T. Koulogeorge(1).....     35      Director

Joseph P. Landy(2).........     38      Director

Ernest H. Pomerantz(1).....     58      Director

J.D. Power, III............     68      Director

Howard A. Tullman(1)(2)....     54      Chairman of the Board of Directors

------------------------

(1) Member of audit committee

(2) Member of compensation committee

NOMINEES FOR CLASS 1 DIRECTOR--TERMS EXPIRING IN 2001

    MR. HOLT co-founded Cobalt in March 1995. He has served as its President and Chief Executive Officer since January 2000 and as a Director since inception. From the Company's inception to January 2000, Mr. Holt served as Co-Chief Executive Officer. From March 1994 to February 1995, Mr. Holt was Director of Affiliate Label Publishing for IVI Publishing, Inc. where he developed and directed IVI's affiliate label publishing program. From 1989 to 1993, Mr. Holt served as Vice President of Growth and Development at Oceantrawl Inc., a seafood processing company. Mr. Holt holds an M.P.P.M. degree from The Yale School of Organization and Management and a B.A. degree in English from Bowdoin College.

    MR. KOULOGEORGE joined the Board of Directors in March 1997. Since 1994,
Mr. Koulogeorge has served as a Managing Director of First Analysis Corporation, a venture capital investment firm where he leads the firm's Internet and e-commerce investment practice. Prior to joining First Analysis in 1994, Mr. Koulogeorge was an executive officer and Vice President of Eagle Industries, Inc., a diversified manufacturer from 1991 through 1994. Mr. Koulogeorge holds an M.B.A. degree from Stanford University and a B.A. degree in Economics from Dartmouth College.

NOMINEES FOR CLASS 2 DIRECTOR--TERMS EXPIRING IN 2002

    MR. BARKER co-founded The Cobalt Group in March 1995 and served as its Co-Chief Executive Officer from March 1995 until January 2000 and as a director since inception. From March 1994 to February 1995, Mr. Barker was Vice President of New Business at IVI Publishing, Inc., a publicly-held multimedia developer and publisher. From 1989 to 1994, Mr. Barker was a Vice President at Piper Jaffray, Inc., specializing in corporate finance for new media technology companies. Prior to 1989, Mr. Barker held positions in investment banking at Salomon Brothers Inc and securities trading at Kidder, Peabody & Co., Inc.
Mr. Barker is a director of Request4Bid, Inc. and Boats.com, Inc. Mr. Barker holds an M.B.A. degree from Columbia University and a B.A. degree in Economics from Tufts University.

    MR. POWER joined the Board of Directors in April 1999. Mr. Power founded J.D. Power and Associates, a marketing information company. Mr. Power has served as Chief Executive Officer since J.D. Power's inception in 1968, and as Chairman of the Board since 1996. Mr. Power holds an M.B.A. degree from The Wharton School of Business and a B.A. degree from the College of the Holy Cross.

    MR. POMERANTZ joined the Board of Directors in October 1998. Since 1978,
Mr. Pomerantz has served with E.M. Warburg, Pincus & Co., LLC, a private equity investment firm. From 1982 through 1999 Mr. Pomerantz was a Managing Director of E.M. Warburg, Pincus & Co., LLC, and since January 2000 he has served as Senior Advisor. Mr. Pomerantz also serves as a director of Axxess Technologies, Inc., a manufacturer of key duplication equipment and identification systems, J.D. Power and Associates, a marketing information company, CustomerSat.com, Inc., a provider of Internet survey research services, and Imark Communications, Inc., a global event management business. Mr. Pomerantz holds an M.B.A. degree from The Stern School of Business at New York University, an M.A. degree from the University of Southern California and London School of Economics and a B.S. degree from Rensselaer Polytechnic Institute.

NOMINEES FOR CLASS 3 DIRECTOR--TERMS EXPIRING IN 2003

    MR. LANDY joined the Board of Directors in October 1998. Since 1985,
Mr. Landy has served with E.M. Warburg, Pincus & Co., LLC, a private equity investment firm, and has been a Managing Director since 1994. Throughout his career at E.M. Warburg, Pincus & Co., LLC, Mr. Landy has focused primarily on investments in information technology and specialty semiconductors. Mr. Landy also serves as a director of Indus International, Inc. and of several privately held companies. Mr. Landy holds an M.B.A. degree from The Stern School of Business at New York University and a B.S. degree in Economics from The Wharton School of Business.

    MR. TULLMAN joined the Board of Directors in November 1997. Since June 1997, Mr. Tullman has served as Chief Executive Officer of Tunes.com Inc., which operates an Internet music site specializing in webcasting live music events. From October 1996 to May 1997, Mr. Tullman was one of the co-managers of Digital Entertainment Networks LLC. From October 1993 to September 1996, Mr. Tullman served as President and Chief Executive Officer of Imagination Pilots, Inc., a multimedia software developer, which he also founded. Immediately prior to founding Imagination Pilots, Inc., Mr. Tullman served as Chief Executive Officer of Eager Enterprises, Inc., an information industry venture capital firm, which he founded in 1990. Mr. Tullman is a director of uBid, Inc. an online auction company. Mr. Tullman holds a B.A. degree from Northwestern University and a J.D. degree from the Northwestern University School of Law.

PROPOSAL TWO: AMENDMENT OF THE COMPANY'S 1995 STOCK OPTION PLAN

    Our 1995 Stock Option Plan (the "Plan") was originally adopted by the Board of Directors in 1995 and approved by the shareholders in May 1995. In March 2000, the Board approved a proposal to amend the Plan to increase the number of shares reserved for issuance by 860,000 shares, from 3,641,000 shares to 4,501,000 shares, and to annually increase the number of shares reserved for issuance thereunder on the first day of our fiscal year beginning in 2001 by an amount equal to the lesser of (i) 860,000 shares, (ii) five percent (5%) of the outstanding shares at the end of the preceding fiscal year, or (iii) a lesser amount determined by the Board.

REASONS FOR THE AMENDMENT

    We rely upon the Plan as one of the benefits necessary to attract, reward and retain skilled employees. The Board of Directors believes it is in our best interests to increase the number of shares reserved for issuance under the Plan so that we may continue to attract and retain the services of qualified employees by providing employees an opportunity to purchase our common stock through option grants.

ACTIVITY UNDER THE PLAN

    We believe that the Plan is an important factor in attracting and retaining skilled personnel. From time to time, we review the number of shares available for issuance under the Plan and, based on our estimates of the number of shares expected to be issued under the Plan, management presents to the Board of Directors a recommendation for the addition of shares reserved for issuance. The Board reviews such recommendation and, if approved by the Board, presents a proposal for the shareholders' approval. As of December 31, 1999, 974,006 shares of common stock had been issued upon exercise of stock options, options to purchase an aggregate of 2,327,875 shares were outstanding at a weighted average exercise price of $2.71 per share, and 415,501 shares remained available for future issuance under the Plan.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT

    The affirmative vote of a majority of the votes cast will be required to approve the amendment to the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE COMPANY'S 1995 STOCK OPTION PLAN.

SUMMARY OF THE PLAN

    The essential features of the Plan are outlined below.

    PURPOSE. The purpose of the Plan is to provide a means whereby eligible employees, officers, directors, agents and consultants of the Company can acquire our common stock.

    ADMINISTRATION. The Plan is administered by our Board of Directors (the "Plan Administrator"). Subject to the other provisions of the Plan, the Plan Administrator has the power to determine the terms and conditions of any options granted, including but not limited to the exercise price, the number of shares subject to the option and the exercisability thereof.

    ELIGIBILITY, TERMS OF OPTIONS AND LIMITATIONS. The Plan provides that incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended, may be granted only to employees or employees of the Company's subsidiaries. Options that do not qualify as ISOs ("NSOs") may be granted only to employees, officers, non-employee directors and consultants of the Company. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company (a "10% Shareholder"), the exercise price of any ISO granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other ISOs under the Plan may not exceed ten years. The Plan Administrator selects the optionees and determines the number of shares to be subject to each option.

    CONDITIONS OF OPTIONS. Each option granted under the Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following conditions:

        (a) EXERCISE PRICE. The Plan Administrator determines the exercise price of options to purchase shares of common stock. However, the exercise price of an ISO must not be less than 100% (110%, if issued to a 10% Shareholder) of the fair market value of the common stock on the date the option is granted. The exercise price of an NSO is determined by the Plan Administrator.

        (b) VALUE LIMITATION. The aggregate fair market value of all shares of common stock subject to an optionee's ISO which are exercisable for the first time during any calendar year may not exceed $100,000. In the event the optionee holds two or more such options that become exercisable for the first time in the same calendar year, such limitation may be applied on the basis of the order in which such options are granted.

        (c) FORM OF CONSIDERATION. The consideration to be paid for the shares of common stock issued upon exercise of an option may be cash or bank certified or cashier's check. However, the Plan Administrator, in its sole discretion, may permit additional forms of payment, including payment through irrevocable instructions to a stock broker to deliver the amount of sales proceeds necessary to pay the appropriate exercise price and withholding tax obligations.

        (d) EXERCISE OF THE OPTION. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Plan Administrator. Options granted under the Plan generally have a ten-year term (five years, if issued to a 10% Shareholder) and generally become exercisable over four years at a rate of one-fourth of the shares subject to the options at the end of twelve months from the date of grant and one-forty-eighth of the shares every month thereafter, subject to the optionee's continuation as a service provider. An option is exercised by giving written notice of exercise to the Company and by tendering full payment of the purchase price to the Company.

        (e) TERMINATION OF EMPLOYMENT; ASSIGNABILITY. Generally, an optionee may not transfer the option other than by will or the laws of descent or distribution. A person whose service to the Company and its affiliates ceases for any reason other than for cause, resignation in lieu of termination, retirement, disability or death generally may exercise an option, as to vested shares, in the three-month period following such cessation. An optionee, or his heirs, generally may exercise an option, as to vested shares, for up to one year after the optionee's service to the Company ceases due to death or disability. Shares subject to options that have expired or otherwise terminated without having been exercised in full again become available for the grant of options under the Plan.

        (f) TERMINATION OF OPTIONS. Excluding ISOs issued to 10% Shareholders, options granted under the Plan expire on the date set forth in the option agreement (not to exceed ten years from the date of grant in the case of ISOs). ISOs granted to 10% Shareholders expire five years from the date of grant (or such shorter period set forth in the option agreement). No option may be exercised by any person after the expiration of its term.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION. If there is any change in the stock subject to the Plan or an option agreement through consolidation, stock split, stock dividend, or similar change in the capital structure of the Company, appropriate adjustments will be made by the Plan Administrator in order to preserve the benefits to the optionee, including adjustments to the aggregate number, kind and price per share of shares subject to the Plan or an option agreement.

    CERTAIN CORPORATE TRANSACTIONS. If the Company effects a sale of all or substantially all of its assets, or any merger or consolidation, the Board of Directors may select one of three alternatives for treating outstanding options under the Plan:

        (i) the outstanding options may remain in effect in accordance with their terms;

        (ii) outstanding options may be converted into options to purchase stock in the surviving or acquiring corporation in the transaction with the amount, type of securities and exercise price of converted options to be determined by the Board; or

       (iii) the Board may provide a 30-day period prior to the consummation of the transaction during which outstanding options may be exercised to the extent vested, and the Board may accelerate the exercisability of any options so they are exercisable in full during the 30-day period. After the 30-day period, all unexercised options shall immediately terminate.

    AMENDMENT AND TERMINATION OF THE PLAN. The Plan may be suspended, amended or terminated at any time by the Board provided that shareholder approval is granted within 12 months of the adoption of any amendment (i) to increase the number of shares of Common Stock reserved for issuance under the Plan,
(ii) permit the granting of options to a class of persons other than those presently permitted to receive stock options under the Plan, or (iii) any other amendment that requires shareholder approval under applicable law. No option may be granted nor any stock issued under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan will, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan will terminate on May 18, 2005, unless previously terminated by the Board.

FEDERAL TAX INFORMATION

    Options granted under the Plan may be either ISOs or NSOs. An optionee who is granted an ISO will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term, or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee owns more than ten percent of our outstanding common stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    All of the options that do not qualify as ISOs are referred to as NSOs. An optionee will not recognize any taxable income at the time he is granted an NSO. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee. Upon disposition of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE OPTIONEE MAY RESIDE.

PROPOSAL THREE: RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2000, and has further directed that the selection of such independent accountants be submitted for ratification by the shareholders at the Annual Meeting. The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with us other than the usual relationship that exists between independent accountants and clients. PricewaterhouseCoopers LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

    Our bylaws do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent accountants. We are seeking shareholder ratification because we believe it is a matter of good corporate practice. In the event that the votes cast in favor of ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants do not exceed the votes cast against such action, the selection of other independent accountants will be considered by the Board of Directors.

OTHER BUSINESS

    We know of no other matters to be voted on at the Annual Meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Report on Executive Compensation for 1999 by the Compensation Committee" and "Stock Performance Graph" will not be deemed incorporated, unless otherwise specifically provided in such filing.

       INFORMATION ABOUT SHAREHOLDER PROPOSALS AND ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

    In order for a shareholder proposal to be considered for inclusion in our proxy statement for the year 2001 Annual Meeting, the written proposal must be received by us no later than December 21, 2000. Such proposals also must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials.

    If a shareholder proposal is not included in our proxy statement for the 2001 Annual Meeting, it may be raised from the floor during the meeting if written notice of the proposal is received by the Company not less than 60 nor more than 90 days prior to the meeting or, if less than 60 days' notice of the date of the meeting is given, by the 10th business day following the first public announcement of the meeting.

    The proposal must also contain the information required in our Bylaws for shareholder proposals, including:

    1.  your name and address,

    2. a representation that you are entitled to vote at the meeting and a statement of the number of shares of our stock that you beneficially own,

    3. a representation that you intend to appear at the meeting, in person or by proxy, and

    4. a brief description of the business you wish to bring before the meeting, the reasons for conducting such business, the language of the proposal and any material interest you have in such business.

    The Board of Directors or the Chairman of the Annual Meeting may determine and declare that (a) a proposal does not constitute proper business to be transacted at the Annual Meeting or (b) the business was not properly brought before the meeting in accordance with our Bylaws.

ADDITIONAL INFORMATION

    The Company's Annual Report for the fiscal year ended December 31, 1999 was first mailed to the shareholders of the Company with this Proxy Statement on or about April 20, 2000. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

    A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST TO DAVID M. DOUGLASS, SECRETARY, THE COBALT GROUP, INC., 2200 FIRST AVENUE SOUTH, SEATTLE, WASHINGTON, 98134 OR MAY BE ACCESSED ON THE INTERNET AT www.sec.gov.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          John W.P. Holt
                                          PRESIDENT & CHIEF EXECUTIVE OFFICER

April 20, 2000
Seattle, Washington

                             THE COBALT GROUP, INC.
                             1995 STOCK OPTION PLAN

1.   PURPOSE.

     The purpose of the 1995 Stock Option Plan (the "Plan") is to provide a means by which The Cobalt Group, Inc. (the "Company") may attract, reward and retain the services or advice of former, current or future employees, officers, directors, agents and consultants, including members of technical advisory boards and independent contractors of the Company and to provide added incentives to them by encouraging stock ownership in the Company.

2.   ADMINISTRATION.

     This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board of Directors may suspend, amend or terminate this Plan as provided in Section 8. The administrator of this Plan is referred to as the "Plan Administrator."

     2.1 PROCEDURES. The Board of Directors shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts approved in writing by all Plan Administrator members, shall constitute valid acts of the Plan Administrator.

     2.2 POWERS. Subject to the specific provisions of this Plan, the Plan Administrator shall have the authority, in its discretion: (a) to grant the stock options described in Section 5, including Incentive Stock Options and Non-Qualified Stock Options, and to designate each option granted as an Incentive Stock Option or a Non-Qualified Stock Option; (b) to determine, in accordance with Section 5.1(f) of this Plan, the fair market value of the shares of Common Stock subject to options; (c) to determine the exercise price per share of options; (d) to determine the Optionees to whom, and the time or times at which, options shall be granted and the number of shares of Common Stock to be represented by each option; (e) to interpret this Plan; (f) to prescribe, amend and rescind rules and regulations relating to this Plan; (g) to determine the terms and provisions of each option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each option; (h) to reduce the exercise price per share of outstanding and unexercised options; (i) to defer, with the consent of the Optionee, or to accelerate the exercise date of any option; (j) to waive or modify any term or provision contained in any option applicable to the underlying shares of Common Stock; (k) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an option previously granted by the Plan Administrator; and (l) to make all other determinations deemed necessary or advisable for the administration of this Plan. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan, any option issued hereunder or of any rule or regulation promulgated in connection herewith and all actions taken by the Plan Administrator shall be conclusive and binding on all interested parties. The Plan Administrator may delegate administrative functions to individuals who are officers or employees of the Company.

     2.3 LIMITED LIABILITY. No member of the Board of Directors or the Plan Administrator, or officer of the Company shall be liable for any action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the explicit provisions hereof, the Board of Directors and Plan Administrator may act in their absolute discretion in all matters related to this Plan.

     2.4 SECURITIES EXCHANGE ACT OF 1934. At any time that the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this Plan shall be administered by the Plan Administrator in accordance with Rule 16b-3 adopted under the Exchange Act, as such rule may be amended from time to time.

3.   STOCK SUBJECT TO THIS PLAN.

     Subject to adjustment upon changes in capitalization of the Company as provided below and in Section 6 hereof, the maximum number of shares of the Company's common stock ("Common Stock") that shall be made available for sale under the Plan shall be 4,501,000 shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2001 equal to the lesser of (i) 860,000 shares, (ii) 5% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. If any option granted under this Plan shall expire, be surrendered, exchanged for another option, cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such surrendered, cancelled or terminated options. Shares issued upon exercise of options granted under this Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Plan Administrator.

4.   ELIGIBILITY.

     The Plan Administrator may award options to any former, current or future employee, officer, director, agent or consultant, including any member of technical advisory boards and any independent contractor, of the Company. Any party to whom an option is granted under this Plan is referred to as an "Optionee."

5.   AWARDS.

     The Plan Administrator, from time to time, may take the following actions, separately or in combination, under this Plan: (a) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to any employee of the Company or its subsidiaries, as provided in Section 5.1 of this Plan; (b) grant options other than Incentive Stock Options ("Non-Qualified Stock Options"), as provided in Section 5.2 of this Plan; (c) grant options to officers, employees and others in foreign jurisdictions, as provided in Section 5.7 of this Plan; and (d) grant options in certain acquisition transactions, as provided in Section 5.8 of this Plan.

     5.1 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be subject to the following terms and conditions:

          (a) Incentive Stock Options may be granted under this Plan only to employees of the Company or its subsidiaries, including employees who are directors.

          (b) No employee may be granted Incentive Stock Options under this Plan to the extent that the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year, under this Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any subsidiary, exceeds $100,000. To the extent that any option designated as an Incentive Stock Option exceeds the $100,000 limit, such option shall be treated as a Non-Qualified Stock Option. In making this determination, options shall be taken into account in the order in which they were granted, and the fair market value of the shares of Common Stock shall be determined as of the time that the option with respect to such shares was granted.

          (c) An Incentive Stock Option may be granted under this Plan to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company (as determined pursuant to the attribution rules contained in Section 424(d) of the Code) only if the exercise price is at least 110% of the fair market value of the Common Stock subject to the option on the date the option is granted, as described in Section 5.1(f) of this Plan, and only if the option by its terms is not exercisable after the expiration of five years from the date it is granted.

          (d) Except as provided in Section 5.5 of this Plan, no Incentive Stock Option granted under this Plan may be exercised unless at the time of such exercise the Optionee is employed by the Company or any subsidiary of the Company and the Optionee has been so employed continuously since the date such option was granted.

          (e) Subject to Sections 5.1(c) and 5.1(d) of this Plan, Incentive Stock Options granted under this Plan shall continue in effect for the period fixed by the Plan Administrator, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

          (f) The exercise price shall not be less than 100% of the fair market value of the shares of Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value of shares shall be the closing price per share of the Common Stock on the date of grant as reported on a securities quotation system or stock exchange. If such shares are not so reported or listed, the Plan Administrator shall determine the fair market value of the shares of Common Stock in its discretion.

          (g) The provisions of clauses (b) and (c) of this Section shall not apply if either the applicable sections of the Code or the regulations thereunder are amended so as to change or eliminate such limitations or to permit appropriate modifications of those requirements by the Plan Administrator.

     5.2 NON-QUALIFIED STOCK OPTIONS. Non-Qualified Stock Options shall be subject to the following terms and conditions:

          (a) The exercise price may be more or less than or equal to the fair market value of the shares of Common Stock covered by the Non-Qualified Stock Option on the date the option is granted, and the exercise price may fluctuate based on criteria determined by the Plan Administrator. The fair market value of shares of Common Stock covered by a Non-Qualified Stock Option shall be determined by the Plan Administrator, as described in
     Section 5.1(f).

          (b) Unless otherwise established by the Plan Administrator, any Non-Qualified Stock Option shall terminate 10 years after the date it is granted.

     5.3 VESTING. To ensure that the Company will achieve the purposes of and receive the benefits contemplated in this Plan, any option granted to any Optionee hereunder shall be exercisable according to the following vesting schedule, except that the Plan Administrator may waive this vesting schedule, establish a different vesting schedule or provide for no vesting schedule for such options as it determines:

         Period From the Date               Portion of Total
         the Option is Granted              Which is Exercisable
         ---------------------              --------------------
         Less than 12 months                None
         12th month                         25%
         13th month through 48th month      Monthly vesting of remaining 75% in
                                            36 equal increments

     5.4 NONTRANSFERABILITY. Each option granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, shall not be subject to execution, attachment or similar process and shall be exercisable during the Optionee's lifetime only by the Optionee. Any purported transfer or assignment in violation of this provision shall be void.

     5.5 TERMINATION OF OPTIONS.

          5.5.1 GENERALLY. Unless otherwise determined by the Plan Administrator or specified in the Optionee's Option Agreement, if the Optionee's employment or service with the Company terminates for any reason other than for cause, resignation, retirement, disability or death, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee's option which was exercisable at the time of such termination of employment or service (provided the conditions of Section 5.6.4 and any other conditions specified in the Option Agreement shall have been met by the date of exercise of such option).

          5.5.2 FOR CAUSE; RESIGNATION.

          (a) If an Optionee is terminated for cause or resigns in lieu of dismissal, any option granted hereunder shall be deemed to have terminated as of the time of the first act which led or would have led to the termination for cause or resignation in lieu of dismissal, and such Optionee shall thereupon have no right to purchase any shares of Common Stock pursuant to the exercise of such option, and any such exercise shall be null and void. Termination for "cause" shall include (i) the violation by the Optionee of any reasonable rule or policy of the Board of Directors or the Optionee's superiors or the chief executive officer or the President of the Company that results in damage to the Company or which, after notice to do so, the Optionee fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the Optionee in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job as required to meet the objectives of the Company;
     (iv) any wrongful conduct of an Optionee which has an adverse impact on the Company or which constitutes a misappropriation of the assets of the Company; (v) unauthorized disclosure of confidential information; or (vi) the Optionee's performing services for any other company or person which competes with the Company while he or she is employed by or provides services to the Company, without the prior written approval of the chief executive officer of the Company. "Resignation in lieu of dismissal" shall mean a resignation by an Optionee of employment with or service to the Company if (i) the Company has given prior notice to such Optionee of its intent to dismiss the Optionee for circumstances that constitute cause, or
     (ii) within two months of the Optionee's resignation, the chief operating officer or the chief executive officer of the Company or the Board of Directors determines, which determination shall be final and binding, that such resignation was related to an act which would have led to a termination for cause.

          (b) If an Optionee resigns from the Company, the right of the Optionee to exercise his or her option shall be suspended for a period of two months from the date of resignation, unless the President or chief executive officer of the Company or the Board of Directors determines otherwise in writing. Thereafter, unless there is a determination that the Optionee resigned in lieu of dismissal, the option may be exercised at any time prior to the earlier of (i) the expiration date of the option (which shall have been similarly suspended) or (ii) the expiration of three months after the date of resignation, for that portion of the Optionee's option which was exercisable at the time of such resignation (provided the conditions of Section 5.6.4 and any other conditions specified in the Option Agreement shall have been met at the date of exercise of such option).

               5.5.3 RETIREMENT. Unless otherwise determined by the Plan Administrator, if an Optionee's employment or service with the Company is terminated with the Company's approval for reasons of age, the Option may be exercised at any time prior to the earlier of (a) the expiration date of the option or (b) the expiration of three months after the date of such termination of employment or service, for that portion of the Optionee's option which was exercisable at the time of such termination of employment or service (provided the conditions of Section 5.6.4 and any other conditions specified in the Option Agreement shall have been met at the date of exercise of such option).

               5.5.4 DISABILITY. Unless otherwise determined by the Plan Administrator, if an Optionee's employment or relationship with the Company terminates because of a permanent and total disability (as defined in Section 22(e)(3) of the Code), the option may be exercised at any time prior to the earlier of (a) expiration date of the option or (b) the expiration of 12 months after the date of such termination, for up to the full number of shares of Common Stock covered thereby, including any portion not yet vested (provided the conditions of Section 5.6.4 and any other conditions specified in the Option Agreement shall have been met by the date of exercise of such option).

               5.5.5 DEATH. Unless otherwise determined by the Plan Administrator, in the event of the death of an Optionee while employed by or providing service to the Company, the option may be exercised at any time prior to the earlier of (a) the expiration date of the option or (b) the expiration of 12 months after the date of death by the person or persons to whom such Optionee's rights under the option shall pass by the Optionee's will or by the applicable laws of descent and distribution, for up to the full number of shares of Common Stock covered thereby, including any portion not yet vested (provided the conditions of Section 5.6.4. and any other conditions specified in the Option Agreement shall have been met by the date of exercise of such option).

               5.5.6 EXTENSION OF EXERCISE PERIOD APPLICABLE TO TERMINATION. The Plan Administrator, at the time of grant or at any time thereafter, may extend the three-month and 12-month exercise periods to any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Plan Administrator may determine; provided, that any extension of the exercise period or other modification of an Incentive Stock Option shall be subject to the written agreement and acknowledgement by the Optionee that the extension or modification disqualifies the option as an Incentive Stock Option.

               5.5.7 FAILURE TO EXERCISE OPTION. To the extent that the option of any deceased Optionee or of any Optionee whose employment or service terminates is not exercised within the applicable period, all rights to purchase shares of Common Stock pursuant to such options shall cease and terminate.

               5.5.8 LEAVES. For purposes of this Section 5.5, with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator) in accordance with the policies of the Company.

          5.6 EXERCISE.

               5.6.1 PROCEDURE. Subject to the provisions of Section 5.3 above, each option may be exercised in whole or in part; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of any option granted hereunder and that only whole shares will be issued pursuant to the exercise of any option (the number of 100 shares shall not be changed by any transaction or action described in Section 6 unless the Plan Administrator determines that such a change is appropriate). Options shall be exercised by delivery to the Secretary of the Company or his or her designated agent of notice of the number of shares with respect to which the option is exercised, together with payment in full of the exercise price.

               5.6.2 PAYMENT. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Secretary of the Company or his or her designated agent and shall be in cash or bank certified or cashier's check for the shares of Common Stock being purchased. The Plan Administrator may determine at the time the option is granted for Incentive Stock Options, or at any time before exercise for Non-Qualified Stock Options, that additional forms of payment will be permitted, including without limitation payment through irrevocable instructions to a stockbroker to deliver the amount of sales proceeds necessary to pay the appropriate exercise price and withholding tax obligations, all in accordance with applicable governmental regulations.

               5.6.3 WITHHOLDING. Prior to the issuance of shares of Common Stock upon the exercise of an option, the Optionee shall pay to the Company the amount of any applicable federal, state or local tax withholding obligations. The Company may withhold any distribution in whole or in part until the Company is so paid. The Company shall have the right to withhold such amount from any other amounts due or to become due from the Company, as the case may be, to the Optionee, including salary (subject to applicable law) or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse it for any such taxes and cancel (in whole or in part) any such shares so withheld.

               5.6.4 CONDITIONS PRECEDENT TO EXERCISE. The Plan Administrator may establish conditions precedent to the exercise of any option, which shall be described in the relevant Option Agreement.

     5.7 FOREIGN QUALIFIED GRANTS. Options under this Plan may be granted to officers and employees of the Company and other persons described in Section
4 who reside in foreign jurisdictions as the Plan Administrator may determine from time to time. The Board of Directors may adopt such supplements to the Plan as are necessary to comply with the applicable laws of such foreign jurisdictions and to afford Optionees favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement on terms which are more beneficial to such Optionees than the terms permitted by this Plan.

     5.8 CORPORATE MERGERS, ACQUISITIONS, ETC. The Plan Administrator may also grant options under this Plan having terms, conditions and provisions that vary from those specified in this Plan provided that such options are granted in substitution for, or in connection with the assumption of, existing options granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, reorganization or liquidation to which the Company is a party.

     5.9 HOLDING PERIOD. Unless otherwise determined by the Plan Administrator, if a person subject to Section 16 of the Exchange Act exercises an option within six months of the date of grant of the option, the shares of Common Stock acquired upon exercise of the option may not be sold until six months after the date of grant of the option.

     5.10 OPTION AGREEMENTS. Options granted under this Plan shall be evidenced by written stock option agreements (the "Option Agreements") which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are consistent with this Plan. All Option Agreements shall include or incorporate by reference the applicable terms and conditions contained in this Plan.

6.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     6.1 STOCK SPLITS, CAPITAL STOCK ADJUSTMENTS. The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split, stock dividend or consolidation of shares or any like capital stock adjustment.

     6.2 EFFECT OF MERGER, SALE OF ASSETS, LIQUIDATION OR DISSOLUTION.

          6.2.1 MERGERS, SALE OF ASSETS, OTHER TRANSACTIONS. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors, in its sole discretion and to the extent possible under the structure of the Transaction, shall select one of the following alternatives for treating outstanding options under this Plan:
(a) Outstanding options shall remain in effect in accordance with their terms; (b) Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied; or
(c) The Board of

Directors provides a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent vested and, upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors, in its sole discretion, may accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

          6.2.2 LIQUIDATION; DISSOLUTION. In the event of the liquidation or dissolution of the Company, options shall be treated in accordance with
Section 6.2.1(c).

     6.3 FRACTIONAL SHARES. In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number off full shares resulting from such adjustment.

     6.4 DETERMINATION OF BOARD TO BE FINAL. All adjustments under this Section 6 shall be made by the Board of Directors, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made, if possible, in such a manner so as not to constitute a "modification," as defined in Section 424(h) of the Code, and so as not to cause the Optionee's Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

7.   SECURITIES REGULATIONS.

     Shares of Common Stock shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable laws of foreign countries and other jurisdictions and the requirements of any quotation service or stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. The inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability with respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. The Company may place a stop-transfer order against any shares of Common Stock on the official stock books and records of the Company, and a legend may be stamped on stock certificates to the effect that the shares of Common Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK THEREUNDER. Should any of the Company's capital stock of the same class as the Common Stock subject to options granted hereunder be listed on a national securities exchange, all shares of Common Stock issued hereunder if not previously listed on such exchange shall be authorized by that exchange for listing thereon prior to the issuance thereof.

8.   AMENDMENT AND TERMINATION.

     8.1 PLAN. The Board of Directors may at any time suspend, amend or terminate this Plan, provided that, except as set forth in Section 6, the approval of the Company's shareholders is necessary within 12 months before or after the adoption by the Board of Directors of any amendment which will: (a) increase the number of shares of Common Stock which are to be reserved for the issuance of options under this Plan; (b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under this Plan; or (c) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

     8.2 OPTIONS. Subject to the requirements of Section 422 of the Code with respect to Incentive Stock Options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be made in such a manner so as not to constitute a "modification," as defined in Section 425(h) of the Code, and so as not to cause any Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option as defined in Section 422(b) of the Code.

     8.3 AUTOMATIC TERMINATION. Unless sooner terminated by the Board of Directors, this Plan shall terminate ten years from the date on which this Plan is adopted by the Board. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.

9.   MISCELLANEOUS.

     9.1 TIME OF GRANTING OPTIONS. The date of grant of an option shall, for all purposes, be the date on which the Company completes the required corporate action relating to the grant of an option; the execution of an Option Agreement and the conditions to the exercise of an option shall not defer the date of grant.

     9.2 NO STATUS AS SHAREHOLDER. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares of Common Stock issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised and the issuance (as evidenced by the appropriate entry on the books of the Company or duly authorized transfer agent of the Company) of the stock certificate evidencing such shares.

     9.3 STATUS AS AN EMPLOYEE. Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company, or to interfere in any way with the right of the Company to terminate his or her employment or other relationship with the Company at any time.

     9.4 RESERVATION OF SHARES. The Company, during the term of this Plan, at all times will reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan.

10.  EFFECTIVENESS OF THIS PLAN.

     This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders any time within 12 months after the adoption of this Plan. No option granted under this Plan to any officer or director of the Company shall become exercisable, however, until the Plan is approved by the shareholders, and any options granted prior to such approval shall be conditioned upon and are subject to such approval.

     Adopted by the Board of Directors on May 18, 1995 and approved by the Shareholders on May 18, 1995.

     Amended by the Board of Directors and approved by the Shareholders in March 1997, September 1998, April 1999 and May 2000.

                           THE COBALT GROUP, INC.
                                    PROXY

        FOR ANNUAL MEETING OF THE SHAREHOLDERS OF THE COBALT GROUP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints JOHN W.P. HOLT and DAVID M. DOUGLASS, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of The Cobalt Group, Inc. (the "Company") to be held at the Company's executive offices, 2200 First Avenue South, Seattle, Washington on May 23, 2000 at 9:00 a.m., and at any adjournments thereof.

                  (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                          -  FOLD AND DETACH HERE  -

 Please mark
your votes as /X/
 indicated:

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL VOTE FOR ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3, AND IN THE PROXY'S DISCRETION AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
MEETING.

     FOR ALL NOMINEES
(except for those that you     WITHHOLD AUTHORITY
 list in the space below)    to vote for all nominees
           / /                        / /

1. Election of John W.P. Holt and Mark T. Koulogeorge as Class 1 directors to serve for a one year term; Geoffrey T. Barker, J.D. Power, III, and Ernest
     H. Pomerantz as Class 2 directors to serve for a two year term; and Joseph
     P. Landy and Howard A. Tullman as Class 3 directors to serve for a three year term.



                                                           FOR AGAINST ABSTAIN
2.   Proposal to amend the Company's 1995 Stock Option     / /   / /     / /
     Plan to increase the number of shares reserved for issuance by 860,000 shares and to provide for annual increases thereafter.

3.   Proposal to ratify PricewaterhouseCoopers, LLP as     / /   / /     / /
     the Company's independent public accountants for the fiscal year ending December 31, 2000.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s) ______________________________________ Date: ________________, 2000

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                          -  FOLD AND DETACH HERE  -